Additional Information

White Springs Project
ML30238 & ML30239



Prepared for:
Solar Quartz Technologies Pte Limited (formerly Auzsolar Pte Limited)

BY:
Element Resources Pty Ltd

November 2016

CONTENTS

1. INTRODUCTION

1. This document is intended to provide the additional information requested in the Notice to Progress dated 13 October 2016 for the White Springs Site.

Three areas of information items were requested and each is addressed below.

2. INFORMATION ITEM 1 – Mining Program

2.1 When Are Operations Expected to Commence.

Operations are expected to commence from June 2017.

2.2 Supporting Operations

2 MLa's which related to this project have been submitted and are as follows;

- White Springs Site   MLa's 30238, and 30239.

The White Springs site EA EPSL00855513

Map 1 below shows the relative location of the White Springs site.


White Springs
Date: 7/11/2012
Data Source: TOPO250K, IRTM
Datum: MGA 1994 Zone_54
Digital Cadastral Data (4th June 2011)
© The State of Queensland (Department
of Environment and Resource Management)
2010, © Mapstart 2012
Scale 1:10 000
0
0.5
km
Datum Post
7 979 150 N
NE Post
800300 , 7979150
801000 , 7979150
Northern ML
700 m x 700 m = 49 ha
800 300 E
801 000 E
SW Post
7 978 450 N
SE Post
NW Post
800300 , 7978450
801000 , 7978450
NE Post
801 000 E
Southern ML
47.425 ha
801000 , 7978063
SE Post
Entry Point
800805 , 7977906
800 300 E
800300 , 7977482
Datum Post
0
50
km
Mount Surprise
Georgetown
MLA
Einasleigh
800500
801000
801500
802000

Map 1: White Springs Location



Photographs 1: White Springs Quartz Lodes

<u>White Springs :</u>

Since June 2010 geologists conducted site inspections and recorded quartz outcrops within the tenements as described below.



Bold Lodes Hill – AMG 800,630E 7,978,740N
Three distinctive white quartz outcrops, which are clearly evident on google-earth imagery, are situated at the top of the hill. The largest averages 28m x 20m and reaches 3-6m above ground level (Sample WS03). The other two lower-level outcrops measure approximately 25m x 13.5m (Sample WS02) and 11.7m x 9m (Sample WS04). Combined length and width averages around 65m x 15m. As well as abundant quartz scree, there is also rare granodiorite float near the northern margins of the main outcrop and the northernmost one, which further confirms the discrete nature of the blows. Reconnaissance was carried out through thick, medium height grass to a point about 50m north of the northernmost of the aforementioned outcrops.

Hidden Lode Hill – AMG 800,640E 7,978,450N
A zone of high purity quartz comprising sporadic low outcrops and scree extends across the hill for some 125m and averages 22m wide. It is flanked by granodiorite. The zone is moderately treed with fairly dense, moderately high grass and is not readily apparent on standard google-earth imagery. Pending drilling and confirmation of sub-surface consistency, it potentially represents the most substantial part of the White Springs deposit. The northernmost outcrops are located at 800,649E 7,978,545N over a width of 28m and the southernmost outcrop was recorded at 800,629E 7,978,421N (Sample WS05). A further outcrop on the NE flank, at 800,670E 7,978,520N measures 7m x 0.5-2.5m and is surrounded by outcropping granodiorite.

White Knob Hill – AMG 800,642E 7,978,228N
A prominent, discrete pure white quartz blow approximately 39m NS x 17m E-W marks the crest of a low hill (Sample WS01) covered with quartz scree colluvium. The lode is evident on google-earth imagery. Some 60m to the north, an area of low, white quartz outcrop measuring approximately 15m E-W x 13m N-S was noted among moderate grass cover and is centred at 800,615E 7,978,312N. Another 20m downslope to the north further low outcrop 0.1-0.5m high extends for 21m N-S and averages 3.5m wide (Sample WS06). It is centred at 800,619E 7,978,342N.

Scree Hill – AMG 800,675E 7,978,050N
This well-grassed hill is covered by a shallow layer of white quartz scree colluvium. Scattered small outcrops were noted at: 800,671E 7,978,062N (6m x 4.7m – Sample WS07), 800,700E 7,978,053N (3m x 2m), 800,626E 7,978,045N (0.4m x 0.3m), 800,706E 7,978,044N (5m x 2m) and 800,670E 7,978,036N (6m x 1-3m – Sample WS08). A large white quartz boulder (2m x 1.5m) was noted in a creek gully at 800,753E 7,978,075N and a 0.6m wide quartz vein was noted in a track-side bank at 800,579E 7,978,068N.

2.3 Method of Operations

Minerals

The applications are for all minerals being quartz/ quartzite/silica and silica/silicon/rock crystal and other than coal.

Use of lease

The leases will be utilised for numerous activities including mining areas, site office/mess, processing sites, roads, waste rock dumps, stockpiles, water bores, settling ponds/ dams and other general mining site activities.

Method / production flow

Very little activity is likely to occur in the first year at as it is intended to only take bulk samples for offsite processing and additional downstream product processing and beneficiation programs by associated companies.
All operations "on lease" will be undertaken by company contractors and expected to be on a part-time "campaign" basis with some stockpiling on lease to meet forecast Company annual offtake requirements. Contractors will not require accommodation facilities on lease apart from relocatable office/mess shelter. The following is a list if actions which are planned to occur within the first 1 -3 years of operations.

- Mobilise and set up contractors equipment for initial mining campaign
- Establish a relocatable shelters, fuel storage and fencing sufficient to support the initial and subsequent mining campaigns by contractors
- Establish water bores, settling ponds/dam required for contractor needs and dust suppression purposes only
- Establish on lease haul roads and other fencing requirements
- Test mining equipment
- Mine samples (Initial sample size would typically be <500 tonnes with additional 4000 tonne stockpiled for draw down during first 12 months of operations)
- Ship bulk samples
- Additional site surveying for commercial volume production from year 2 and additional drilling for updating AusIMM to JORC 2012 during this initial PoO period

White Springs will require sample volumes in Year 1, with production volumes forecast to ramp during Year 2 subject to the off take requirements. It is anticipated volumes will increase to commercial volumes from Year 3 onwards as stated in Table 1

Table 1: White Springs Mined Product Volume Forecasts

White Springs ML30238 & ML30239	Year 1 (Tonne)	Year 2 (Tonne)	Year 3 (Tonne)	Years 4-10 (Tonne)
	<5,000	10,000-20,000	25,000-33,000	40,000-50,000

The activities involving construction of infrastructure will utilise standard earth moving procedures commonly utilised in maintaining roads, constructing small dam walls, ensuring drainage to manage runoff is adequate, and the siting of a relocatable style office/mess and storage shelter.
Waste from the camp will be treated as follows

- Grey water: Used to maintain a green area around the camp
- Black water: Treated in a package treatment plant in line with council requirements
- Solid wastes: Recycled or removed to a licenced facility

The shallow earthmoving techniques and waste management associated with the setting up of the project are common place and it is assumed that no further description is required.

Initial mining activities (Bulk Sample collection) will involve the collection of material produced from an initial drill and blast operation undertaken by qualified sub-contractors employed by Nordev. Material will claimed using a truck and shovel operation by Nordev contractors. Nordev contractor's Environmental management plan, Safety Management plan, environmental policy, SOP contents list and capability statement are as attached as appendixes 2 – 6.

The collected product will be run over a vibrating grizzly and into a hopper. A conveyor will feed the material into a screening system which will sort product from dirt and transfer to stockpile areas for subsequent bulk transport off lease. Settling ponds will be utilised to contain the water used under the dust suppression activities. The water will be recycled through the dust suppression system. The amount of dirt removed during the system is minimal and will be contained in the settling ponds.

Over size material will be stockpiled for crusher feed, to be processed at a later stage. Under size material will also be stockpiled for later use. The volumes of this material produced from a sample volumes are expected to be minimal and easily managed given the non-erosive nature of the product.

Alternatively oversized product may be run through a mobile crushing circuit if higher product demand dictates during the period of the sample collection, there by negating the need for storage of oversized material and less initial collection of material for processing.

As samples are small and produced for a specific purpose the suitably sized output from the screens will not be stored or stockpiled on site for any significant length of time but rather sent offsite for testing/beneficiation sample production at the earliest convenience. As production demand increases product will be transported in bulk offsite from stockpiles where additional off-lease storage, processing and packaging will be conducted in and from the Townsville region as required to meet offtake market requirements domestically, supply feedstock for the Melbourne beneficiation facilities and/or for direct export from Townsville.

Map 2 below shows the location of the physical aspects of the White Springs site plan.


ML30238
Legend:
Site Office/Mess
Plant/Equipment Storage area
Waste/Soil Stockpile
Work/Product Stockpile
Settling Pond/Dam
Access/Haulage Roads
1
ML30239
Gulf Developmental Rd
Image © 2016 DigitalGlobe
© 2016 Google
© 2016 Cnes/Spot Image
Image © 2016 CNES / Astrium
Imagery Date: 11/25/20

White Springs Site Plan

Map 2: White Springs Site Plan

We note that Telstra and DNRM have provided information of Telstra Optic fibre that tranverses ML 32039 and indicated the approximate location of the Telstra assets. We understand the information provided to date should not be relied upon as depicting a true and accurate reflection of the exact location of the assets. Accordingly, we will contact "Dial Before You Dig" for a detailed site plan and a list of Telstra Accredited Plant Locators (APL) to establish the exact location of Telstra assets prior to establishing the

worksite areas to insure no interference is made with these assets or any access requirements during PoO.

2.4 Notifiable Activities White Springs

The following notifiable activities (Environmentally Relevant Activities) will be conducted at the White Springs Project during the term of this PoO. Each notifiable activity is described below in section

No Chemicals will be stored in bulk on site, only small quantities of cleaning and machine maintenance (oils, grease, etc), oxy/acetylene bottles, etc required by contractors.

All site office/mess/storage will be in relocatable huts situated "on" lease for daytime contractors and staff use. All overnight accommodation will be "off" lease in local townships. Wastes generated will be handled as follows:

- All organic (non-meat) waste will be composted or removed from site.
- All recyclable material (cans, bottles) will be placed in bulka bags and taken to a recycling depot periodically.
- Grey water will be treated and deployed for garden irrigation adjacent to site office area.
- Black water will be treated in a packaged water treatment plant, according to Shire health regulations.
- All other waste will be put in bulka bags and periodically taken to either Einasleigh or Georgetown tip as required.

Initial mining activity will involve:

- Establishment of a process area and access roads
- Establishment of settling ponds and silt traps as required
- Overburden removal and stockpile for site regeneration
- Establishment of scalping / screening/ crushing and stockpiling equipment, with fine dust suppression water sprays, with runoff directed to the settling pond and dam and recycled
- Loading and removal of screened ore
- Additional exploration drilling surrounding the main outcrop lodes will be conducted during the initial 3 year term to prioritize subsequent excavation patterns into and around the main lodes.

  Dirt from the screening and dust suppression processes will be trapped in the settling ponds, and periodically removed and stored for site regeneration. Waste water will be recycled from the dam to the wash screen/dust suppression equipment. No turbid water will be discharged from the site.

Initial mining activity will include drilling and blasting of the main quartz outcrops and lodes, by external registered contractors.

Diesel fuel will initially be stored in a mobile 1-5,000 L tanker. In time as mining campaign volumes increase a fixed 10,000L above ground diesel fuel storage tank may be installed if required by the contractors and if so according to the requirements of

AS1940, including an impermeable base and requisite bund walls suitable to contain the required storage amount in case of rupture.

2.5 Mining Activities

2.5.1 Mining Operations

The drill & blast mining operation will be sequenced as follows:

Stage1 **MINING**

A conventional, small scale, drill and blast, truck and shovel operation

Survey mark-up drill holes.

Drill production blast holes using an airtrack drill rig. Sample cuttings.

Blast 1,000- 5,000 tonnes parcels of quartz ore.

Excavator extracts blasted quartz material and loads into conventional off-road haul trucks.

Haul trucks remove and dump to Run of Mine stockpile work areas

Stage2 **MATERIALS HANDLING**

After extraction, the quartz will be screened into various size fractions and then stockpiled.

This will be achieved using conventional quarry processing methods using front end loaders, mobile crushing plants, dry screens, and mobile conveyor equipment.

Front end loaders will then either:

- Load quartz product from the stockpiles to haul trucks to extended stockpiles
- Load quartz product from stockpiles to suitable road trucks for removal from site

All activities will be conducted under fine-mist dust suppression, with water filtered and recirculated.

Following depletion of the 4 main lode areas through processes described in stages 1-3 above the future Plan of Operations periods may include the float/scree that surrounds the main quartz bodies that will be collected and processed for product. The material will be collected using excavator and truck methods, and subsequently fed over a vibrating grizzly and into a hopper. A conveyor will feed the material onto a dry screening system. Screen over size material will be crushed in closed circuit with the screen. Under size stone and dirt will be directed to an undersize stockpile and minimal residual dirt from dust suppression to settling ponds. Undersized material will be subsequently recovered and stockpiled for later use. Sized output (at this stage presumed to be approximately +10-125mm) from the screens will be stockpiled and subsequently trucked off site. Raw water utilized on the screen will be sourced from bores and recycled from the settling pond/dam located adjacent to the work and stockpile areas. Wastewater will be processed through settling pond(s)s and recycled through a small dam.

2.5.2 Proposed Activities

2.5.2.1 Chemical Use/Storage

The following chemicals will be used/produced by the proposed operation

- Small quantities of cleaning products, lubricants for machinery, oxy/acetlyene bottles for welding.
- No corrosive substances in quantity will be used in the operation. Any corrosive substance used in the workshop, which will be limited to 50 litres combined total of concentrate, will be stored and handled in accordance with Australian Standard AS3780 'The Storage and Handling of Corrosive Substances'
- Up to 2,000 kg of bentonite will be stored on site for use in containing spills.

2.5.2.2 .Landfill

No landfill operations are envisioned from the mining operation.

The volume of waste produced at the site even during establishment is expected to be minimal as all facilities and equipmenrt (Offices, fuel tanks, screens and the like) will be of transportable or mobile nature and brought to site and installed during each mining campaign. As such waste will predominatly consist of daily lunch scraps and empty storage containers / wooden pallets used to transport items to site. These wastes will be either taken off site and disposed of in approved landfill or approved environmental disposal facilities or in the case of pallets returned with the delivery vehicle.

2.5.2.3 Mine Waste

The workspace and stockpile areas of the lease has been planned to accommodate for waste dump for low grade or non-quartz material and for oversize material that will require further proecssing. This expected material is a byproduct of the mining operation and will be progressively placed for permanent storage. Final rehabilitation of the waste dump will be deferred until mining operations conclude, at which time it will be profiled and stabilised in accordance with industry practice and relevant State guidelines. Details of the nature and volume of this waste material will be establsihed through additional surveying/ sample drilling contemplated during this initial PoO period. PoO in this and subsequent periods will take into account the findings and define the suitable stockpiling and handling processes.

As the Waste rock dump is a likely requirement for future operations it has been mentioned here to complete the concept of operations.
Minimal surface waste material will be produced initially during drill and blast mining operations. This is due to the initial product being sourced from the main outcrops. As this material is elevated minimal surface material is expected to be produced. Surface material may be produced mid way or late in the mine life when product which is currently burried is accessed inclduing scree material surrounding the main lodes. Subsequent exploration drilling will determine the extent of this material. The timing for this is expected to be be several years into the mine life.. Details of these operations and surface waste material will be included in subsequent Plans of Operations after additional exporation drilling during the initial PoO period is completed and assesed.

2.5.2.4 Petroleum Product or Oil Storage

The following petroleum storage facilities are utilised.

- 1 X 5000-10,000 litre Diesel Tanker provided by the Nordev contractor is to be located on the lease during mining campaigns. The exact location of the tanker is yet to be determined. Prior to installation a concrete bund with concrete walls and floor capable of containing 110% will be constructed as part of its installation. The facility will be designed to meet AS 1940 requirements.
- 10 X 205l Oil drums for the site. These will be stored either initially on dedicated bunded pallets or in time a suitably constructed bund.

Waste oil is not expected to be produced as vehicles will be serviced off site. However a minor waste oil storage facility will be maintained at the workshop. It will consist of empty 205l drums into which any waste oil can be placed. Initially these drums will be stored on dedicated bunded pallets and in time stored in a suitably constructed bund.
Up to 2000Kg of bentonite will be stored for the purpose of addressing fuel spills or oil leaks from mobile equipment or other sources. This material will be stored on pallets, under cover in either 1 tonne or 25kg bags

2.5.3 Additional Mine Site Exploration

For the purposes of upgrading the deposit to the Measured Resource / Proven Reserves category and calculation of pit shells and pit volumes, a round of resource drilling of up to 18 holes will be conducted around and between the main quartz outcrops. The program will be commissioned within this initial 3 year PoO period but is not expected to commence before year 2.

Step-out' drilling to test strike and dip extensions of main quartz lodes will be needed in order to determine the physical extents of the quartz structure. These holes will be spaced at about 80-100m apart, as topography permits.

1. Clearing of the drill pad involves clearing and leveling a <90 m^2 area using an excavator or bulldozer. Drill pads are only leveled where the terrain makes drilling operations unsafe.
2. Samples are collected in bags and will be either buried on site or removed from site after drilling is completed.
3. When the drill hole is no longer required, but within 6 months it will be capped and rehabilitated using the procedure in APPENDIX 1.

The final design locations for the drilling program will be made during Year 1.

Drill pads will be cleared by raking obstacles sticks and rocks from the pad. A small sump will be made to capture any water from the process. Apart from the minor sump area no topsoil will be removed or disturbed. Drill pads measure <30m X 30m (900m^2 or 0.09hA)

Drilling will commence / finish and the process will move on to the next pad.

Up to 6 pads may be open at one time. Pads will be closed by infilling the small sump and capping the drill hole as shown in the diagrammatic sequence in Appendix 1. As there has been no disturbance of top soil, nor the entire removal of ground covers, areas will be left to regenerate naturally.

Should a pad require leveling for safety reasons, removed material will be stockpiled and returned to the cleared location at the completion of drilling

2.5.4 Description of the Drill and Blast Quarry Mining Operation

The requirement for drill and blast is to produce 250mm size material suitable for crushing. This will require a close space drill pattern. The blast design will be in consultation with specialist contractors and suppliers. It is expected that between 2 and 5 shots will be required per year during the period of this PoO.

A standard mining bench height of 4m would be employed with a pit wall batter of 60° used to maintain a safe working environment. The nature of the quartz is not expected to present geotechnical problems for the mining operation. 2m mining flitches will be adopted.

An excavator will load broken quartz into dump trucks. The trucks will dump RoM material onto stockpile for feed in to the crushing, screening and stockpiling plant.

2.5.5 Overburden Management

Minimal overburden is planned to be produced during the term of this plan of operations. Any overburden will be stockpiled and repatriated.

2.5.6 Hazardous Dam Management

There are no referable dams or High hazard dams on site.
The small borrow pit dam (south west corner of ML30239) and the larger stock dam (across which the western boundary of ML30239 passes) that have been identified will have exclusion zones established at >50 metres from these features and mine vehicles and operations will be not be conducted inside these exclusion zones.
There are no populated areas or major watercourses close by.

2.5.7 Construction Activities

The construction of on lease haul roads and site facilities will have the potential to produce minimal sediment. To address these measures each construction site will be assessed as to the need for sediment controls best suited to the situation. Methods of sedimentation control may include;

- Hay bales,
- Silt fencing,
- Rock barriers,
- Diversion structures

2.6 Site maps

Map 2 above show the site layouts for the White Springs sites.

2.7 Infrastructure

Over the life of the mine the infrastructure on site will consist of the following;

- Mobile Crushing Equipment;
- Screening Equipment;
- Loaders;
- Excavators; and
- Trucks.
- Water bores & settling pond/dam
- Stilt traps
- Access Haul Roads
- Office/mess for /contractors
- Fuel Storage

2.8 Proposed Rehabilitation

2.8.1 Goals and Categories

Given the pre-mining land use of the mine site the Rehabilitation Program has been designed to ultimately ensure the following outcomes:

- Rehabilitation processes will be applied to ensure that the site be made safe for humans and wildlife.
- Rehabilitation processes will be applied to ensure that site residues are non-polluting.
- Rehabilitation processes will be applied to ensure that site landforms are stable.
- The targeted post mining land use of the rehabilitation is low intensity grazing. To this effect the rehabilitation processes will be applied to establish an enhanced vegetation community that is preferable for the land user to resume economic grazing of the site.
- To provide for continuity of the groundwater extraction facility to enable stock watering points to be established.
-

2.8.2 Land Use Categories

These are the categories of land use associated with the White Springs site:

- Extraction Areas
- Waste Rock Dump
- Topsoil / Waste Surface Material Stockpile
- Product Storage Areas
- Fuel Storage Areas
- Office/mess
- Plant and Equipment Storage Areas
- ROM Stockpile
- Roads / tracks
- Drill Pads or capping of drill holes
- settling ponds/silt traps and small recycling Dam
- Rehabilitation Commenced
- Rehab Finalised

Table 2: The broad objectives for each of these areas are described as follows:

	Land Use Area	Final Form	Objective
1.	Extraction Areas (Pits)	Steep Slopes (>80⁰)	A bund wall no less than 2m in height with a base no less than 4m in width will be formed around the pit when mining has ceased at the site. To be retained as a water storage facility.
2.	Waste Rock Dump	Slopes not exceeding a gradient of 1 (V):2.5 (H) Height not greater than 4 m, Concaved top, Vegetated surface.	The surface of the stockpile will be stabilized and graduated using a grader and backhoe to meet the slope requirements outlined in the Geotechnical Slope Stability guidelines, i.e. not exceeding 1(V) : 2.5 (H). The top of the stockpile will not exceed 5m in height and will be concaved to prevent / limit any runoff. Topsoil will then be applied and the seeding with Native species.
3.	Topsoil / Waste Surface Material Stockpile	Low Form (≤0.5m height), Close to Pre-mine Form.	Material will be used for repatriation of mined areas and stockpiles herein noted
4.	Product Storage Areas	Low Form (≤0.5m height), Close to Pre-mine Form.	To return the area to a pre-mine land use. The infrastructure will be removed from site. The impacted areas will be ripped, topsoil applied to the area and seeded with Native species.
5.	Chemical Storage Areas	Low Form (≤0.5m height), Close to Pre-mine Form.	To return the area to a pre-mine land use. The surface will be ripped, topsoil applied to the area and seeded with native species
6.	Office/mess	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.
7	Plant and Equipment Storage Areas	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.
8	ROM Stockpile	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area

			and seeded with native species.
9	Roads / tracks	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface will be ripped, topsoil applied to the area and seeded with native species.
10	Drill Pads or capping of drill holes	Low Form (≤0.5m height), Close to Pre-mine Form	To return the area to a pre-mine land use. Any liners will be removed and disposed of in an appropriately licensed landfill. The surface was disturbed it will be ripped, topsoil applied to the area and seeded with native species.
11	Storm water/settling ponds and Process recycling Dam	Retained as water storage facility	To be retained as a water storage facility with safe access.
12	Rehabilitation Commenced	Moving towards planned final form	In line with initial Objective
13	Rehab Finalised	Planned final form achieved	In line with initial Objective

2.8.3 Rehabilitation Program

As mining is intended to continue in the one location for several years there will be little opportunity for rehabilitation during initial years of mining operations.

2.9 Work force Description

It is intended to utilize Nordev Contractors Pty Ltd to carry out the mining operations. Nordev contractor's Environmental Management Plan, Safety Management Plan, Environmental Policy, SOP contents list and Capability Statement are as attached as appendixes 2 – 6. Nordev will supervise fully accredited drill and blast subcontractors when required during the program.

SQT SSE and COO will oversee the external contractors program of works and compliance and other supporting Company management & staff.

3. INFORMATION ITEM 2 -Financial and Technical

3.1 Financial Capability Statement

The following is a financial capability statement provided by Kevin Graham the Director and Chief Operating Officer of Solar Quartz Technologies Pte Limited

Solar Quartz Technologies Pte Limited
C/o 88 Lorimer Street
Docklands VIC 3008

General Manager - Mining and Petroleum Operations
Department of Natural Resources and Mines
PO Box 15216
Brisbane QLD 4001

RE: Solar Quartz Technologies Pte Limited ABRN 154 543 638 – Statement of financial resources

I, Mr Kevin Graham, as the Chief Operations Officer of Solar Quartz Technologies Pte Limited, have a full and comprehensive understanding of the company's current financial obligations and liabilities.
SQT PTE Ltd is submitting a work program for consideration by the Queensland Government requiring the following forecast total expenditures over the next 5 years including the product mining costs from these leases. Expenditures will be offset by forecast offtake revenue commencing during Year 2 and profits expected to exceed all operations costs on or before year 3 and beyond.

YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	5Year TOTAL
$0.880 M	$2.650 M	$4.560 M	$6.630 M	$8.860 M	$23.580 M

Should this application be approved, this funding will support the proposed program of work and meet Solar Quartz Technologies Limited obligations to the State of Queensland.

SQT Pte Ltd majority shareholder (Solar Quartz technologies Limited New Zealand) completed a Reverse Take-Over Merger of a USA OTC:US Publicly listed Company in July 2016 now named Solar Quartz Technologies Inc. The US SEC is currently finalizing this name change to Solar Quartz Technologies Inc ("SQTI") on the OTC prior to applying to the US SEC floor and Uplift to trade on NASDAQ.

SQTI Board and key shareholders have new funding in place committed to cover 100% of the Year 1 funding state above including placement commitment from a Swiss Banking/Brokerage firm that will provide in excess of $2M to be applied to SQT Pte Ltd. These funds will be released in the period commencing January 2017 through to July 2017. SQTI has committed to raise the additional fundraising during H2, 2017 to cover the balance of Year 2 expenditure forecast. Thereafter forecast cash flow from the sale of the mined products will support all mine costs beyond Year 2, if not earlier.

The SQTI Board is being expanded with the appointment of additional Directors, as a result of the takeover. These new appointments will be lodged with the US SEC/FINRA before next week. I am advised the SQTI Board will then be in a position to provide a letter of commitment for the SQT Pte Ltd funding in conjunction with the funding commitment from the Swiss Banking Brokerage that

will be made available to DRNM Queensland to support the Financial Capability before end Jan 2017.. As result of the SQTI Board changes this week we seek the Departments approval to provide the Financial supporting documents as soon as available before the end of January 2017.

....

KEVIN BRUCE GRAHAM
DIRECTOR

Kevin Graham
Director & Chief Operations Officer
Solar Quartz Technologies Pte Limited

Date: 2 December 2016

3.2 Financial Commitments Document

The following permits are held or are under application by Solar Quartz Technologies Pte Limited

- EA EPSL0085513 White Springs
- White Springs 2 MLa's 30238 / 30239

The company has also signed Small Scale Miner ILUA "Opt in Deed For the Ewamain People" in respect to the interest in these tenements.

The annual budget for the proposed activities associated with the permits listed above and the Plan of operations (including Contracted Mining costs for the extracted product volumes forecast in the period) is detailed in Table 3 below for the first 5 years.

PERMIT	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	5Year TOTAL
ML30238 & ML30239	$0.880 M	$2.650 M	$4.560 M	$6.630 M	$8.860 M	$23.580 M

Table 3: Annual budget for activities associated with the permits listed above and planned operations.

Solar Quartz Technologies Pte Limited has only one other set of proposed tenement commitments for MLa's ML30235, ML 30236 and ML30237 (Quartz Hill) and no other presently granted permits nor other permit types. The financial commitments and

capability covered in this submission are sufficient to cover also the financial commitments made separately for Quartz Hill tenements.

3.3 Technical Capability Statement

The following is a technical capability statement provided by Kevin Graham Director and Chief Operations Officer of Solar Quartz Technologies Pte Limited

Solar Quartz Technologies Pte Limited
C/o 88 Lorimer Street
Docklands VIC 3008

General Manager - Mining and Petroleum Operations
Department of Natural Resources and Mines
PO Box 15216
Brisbane QLD 4001

RE: Solar Quartz Technologies Pte Limited ABRN– Statement of Technical Resources

Solar Quartz Technologies Pte Limited (formerly Auzsolar Pte Limited) was formed on 26 August 2010 to establish mineral resource assets in Queensland Australia and establish mineral processing capability for these resources in Townsville region of Queensland and higher grade product pilot beneficiation in facilities in Melbourne Australia.
Since the grant of the initial exploration permit in 2010 Solar Quartz Technologies Pte Limited commissioned assessment and geological assessment over the 2 White Springs ML's during 2011-2012.

In June 2010 several geologists conducted a site inspection of White Springs tenements and recorded the outlines of the visible quartz outcrops using a differential GPS. The geologists concluded reasonable potential for around 1 million metric tonnes of high purity quartz. Analysis was performed with an ICP-MS, using whole rock digest methodology. The average purity of samples collected along the length of the deposit strike is 99.98% $SiO2$ in lump form out of the ground. This is deemed high purity according to industry standards and extremely suitable for use in high purity quartz sand applications and beneficiation to Solar and semiconductor grade products.

SQT PTE Ltd has previously established pilot beneficiation facilities in Melbourne and in conjunction with the majority shareholders will be funding a commercial scale beneficiation facility that will process raw product from the mining leases to higher value/higher purity products for sale to PV Solar and semiconductor industries globally.

Solar Quartz Technologies Pte Limited's management team has over 8 years' experience in the Australian mineral exploration industry.

Signed:

KEVIN BRUCE GRAHAM
DIRECTOR

Kevin Graham
Director & Chief Operations Officer
Solar Quartz Technologies Pte Limited

Date: 2 December 2016

3.4 Technical Commitments Document

SQT has signed authorization letters with Element Resources Pty Ltd, Australian Mining & Exploration Tenement Services Pty Ltd and received commercial services quotations from Nordev Contractors Pty Ltd who are able to undertake the contract services described in this submission and as included in the following Technical Statement-HR

3.5 Technical Capability Statement - HR

It is estimated that approximately 6-10 staff will be employed by Solar Quartz Technologies Pte Limited in support and management of the mining operations with additional external specialists and expert contract mining outsourced. It is forecast that contract mining will require between 6-12 people during the mining campaigns on the Mining Leases during the initial 5 year plan. Specific experts are already engaged for ongoing tenement administration, environment authority management and compliance and additional qualified geological experts and external expert consultants will be engaged during the program as required.

Key appointments for the project include;

Kevin Graham (SQT Director & Chief Operation Officer) Director and Chief Operating Officer of SQT Pte Ltd - Qualified Engineer (35 years) , 6 Years direct experience in mining and industrial mineral processing, 30 years' experience in projects within the mining resource, energy, transport and public safety industries, 15 years' experience as Company/Board Director with private and public multinational and SME companies in Australia, Asia Pacific and North America including Not For Profit Industry Associations, 14 years as managing director of private management and technical consultancy practice.

Patrick Brophy (SQT SSE) - Experienced mine supervisor/ SSE for several companies in Queensland during the past 23 years, experience as Director in private companies in Australia and extensive involvement in transport, heavy machinery and earthmoving/excavating businesses in Queensland.

John Eddington (Environmental Consultant – Element Resources)
An environmental scientist by profession he has had extensive experience with Queensland's Environmental Protection Legislation. As an EPA and DME District and Regional Manager he has completed numerous assessments of statutory applications, negotiations with all levels of government, industry and the community, and has been involved with advisory panels and committees responsible for the drafting of Government Policy and legislation with regard to environmental management and protection issues.
He has predominantly been engaged in the environmental management of the mining and petroleum industries, Local Government infrastructure, and General Industry relating to the management and regulation of water, air and waste issues.

Tamara Grothues (Senior Tenement Consultant - AMETS)

Australian Mining & Exploration Tenement Services Pty Ltd specialises in the management of exploration and mining titles throughout the resources sector in Australia. They prepare due diligence reports, provide advice in the processes of Native Title, mapping services and the preparation of technical reports in accordance with state and commonwealth legislation. Their team have over 50 year's combined experience in professional resource administration and have a North Queensland office situated in Mareeba as part of an office network across Australia maintaining established relationships with government agencies and industry service providers.

Contracted Mining – Nordev Contractors Pty Ltd
Nordev have 28 years in business with focus on crushing and screening projects.
This includes
a) Quarry ownership and management;
b) Mineral processing in many locations in Qld, NT, NSW and WA;
c) Major Design, Construction and Operation of Crusher in Porgera PNG
d) Gold Mining Operation in Papua Indonesia
A more comprehensive Capability statement for Nordev is attached

Key Nordev staff:

Greg Rains (Managing Director Nordev)- Civil Engineer with 35 years' Experience in industry and 27 years business owner

Tony Cross (General Manager Nordev)- Quarry Manager and maintenance qualifications with 40 years' experience in quarry operations, crusher repairs and mechanical construction. Previous business owner in crusher repair industry.

Craig Wallace (Operations Manager)- Field operations for all crushing activities on each site. 25 years' experience as a site foreman and manager.

4. INFORMATION ITEM 3 – Term of Lease (White Springs)

A 15 year lease has been applied for based on the following information

The development and initial production phase of the mine is expected to be 1-2 years for development. A further 10 years of mining at 45000 tonnes per year (Mid-range

estimate) will be required to exhaust 50% of the estimated resource of 1 million Tonnes. It is also expected that a further 2-3 years or more will be required to complete rehabilitation to the satisfaction of EHP. The general requirement for EHP to sign off on rehabilitation is several (usually 2 or 3) successive years of self-regeneration (i.e. rehab is producing seeds naturally). Establishment to the self-regeneration point can be assumed to take 2 or more years. As such it is estimated that 15 years is a reasonable request for the term of the lease. Unforeseen events such as rehab failure due to fire / drought or reduced production rates due to exceedingly wet years could possibly see the requirement to renew the lease for an additional period. This requirement will be assessed closer to the end of the current requested term if approved.

5. CONTACT DETAILS

Applicant:
Solar Quartz Technologies Pte Limited
Registered Australian Business Address:
Solar Quartz Technologies Pte Limited

,
88 Lorimer Street
Docklands, VIC 3008

Phone: (03) 86395777
Email: kg@sqt.solar

The contact details for any matters relating to this project are:

Kevin Graham Solar Quartz Technologies Limited , 88 Lorimer Street Docklands VIC 3008 Email: kg@sqt.solar Mobile: 0408 571 556	John Eddington Element Resources Pty Ltd 2 Lacebark Ct Bellbowrie QLD 4070 Phone: 07 54637015 john.eddington@elementresources.net.au Mob: 0431 151 705
Tamara Grothues (Senior Tenement Administrator) Australian Mining and Exploration Title Services (AMETS) PO Box 913, MAREEBA QLD 4880 Phone: 07 4092 6431 Email: Tamara@amets.com.au	

Should further information or clarification be required please contact either of the above at your convenience.

6. APPENDICES

APPENDIX 1

Drill Hole Rehabilitation and Capping Procedure


Drill chips from hole
Original surface
PVC casing
Pit dug by backhoe
Original surface
Casing cut off ~0.75m
below original surface
Original surface
Cement plug
Drill chips
PVC casing

The drill pad is to be rehabilitated by replacing all removed material, re-spreading topsoil and seeding the area.

Appendix 2: Nordev contractor's Environmental Management Plan: (refer separate file attachment)

Appendix 3: Nordev contractor's Safety Management Plan: (refer separate file attachment)

Appendix 4: Nordev contractor's Environmental Policy: (refer separate file attachment)

Appendix 5: Nordev contractor's SOP contents list: (refer separate file attachment)

Appendix 6: Nordev contractor's Capability Statement: (refer separate file attachment)

Appendix 7: Company Financial Capability Support Documents: (refer separate file attachment)